Exhibit 4.2

EXECUTION VERSION

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

This First Amendment dated as of January 31, 2020 (this “First Amendment”) to the Second Amended and Restated Note Purchase and Private Shelf Agreement dated as of August 6, 2019 (the “Note Agreement”) is between Modine Manufacturing Company, a Wisconsin corporation (the “Company”), PGIM, Inc. (“Prudential”), each holder of the Series A Notes and Series B Notes (collectively, the “Existing Noteholders”) and the purchasers of the Series C Notes (as herein defined) listed on the signature pages hereto (the “Series C Purchasers”; the Series C Purchasers together with the Existing Noteholders are referred to herein as the “Noteholders”).

RECITALS:

A.          The Company, Prudential and the Existing Noteholders are parties to the Note Agreement pursuant to which the Notes (as defined therein) are outstanding.

B.          The Company has requested, among other things, that (i) Prudential and the Noteholders agree to certain amendments to the Note Agreement and (ii) the Series C Purchasers purchase the Series C Notes, in each case, as set forth below.

C.          Subject to the terms and conditions set forth herein, the Noteholders are willing to amend the Note Agreement in the respects, but only in the respects, set forth in this First Amendment.

D.          Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement, as amended hereby, unless herein defined or the context shall otherwise require.

E.         All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.	AMENDMENTS.

Effective as of the Effective Date (as defined in Section 4 hereof), the Company and the Noteholders agree that the Note Agreement is amended as follows:

1.1         Section 1.2 of the Note Agreement is hereby amended by inserting a new Section 1.2(c) which shall read as follows:

(c)          Authorization of Issue of Series C Notes.  The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 5.85% Secured Senior Notes, Series C, due January 31, 2029 (the “Series C Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 13).  The Series C Notes shall be substantially in the form set out in Exhibit 1(d).

1.2         Section 1.3 of the Note Agreement is hereby amended by inserting “, each Series C Note” immediately following the reference to “each Series B Note” contained therein.

1.3         Section 3.2 of the Note Agreement is hereby amended by amending and restating the final sentence thereof to read as follows:

The closing of the issuance and sale of the Series C Notes and each Shelf Closing are referred to as a “Closing”.

1.4         Section 5.3 of the Note Agreement is hereby amended by amending and restating the second sentence thereof in its entirety to read as follows:

Except as disclosed in any Disclosure Documents (i) in the case of the Effective Date, delivered prior to May 31, 2019, (ii) in the case of the Series C Closing Day, delivered prior to January 17, 2020 and (iii) in the case of any other Closing Day, delivered prior to the time Prudential provided the interest rate quote to the Company pursuant to Section 2.2(d) hereof, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect since the end of the most recent Fiscal Year for which such audited financial statements had been furnished to Prudential at the time of the execution of this Agreement by Prudential, or, in the case of the making of this representation at the time of the issuance of the Series C Notes or any Series of Shelf Notes, since the end of the most recent Fiscal Year for which audited financial statements described in Section 5.5 have been provided to Prudential prior to January 17, 2020, in the case of the Series C Notes, or the time Prudential provided the interest rate quote to the Company pursuant to Section 2.2(d) with respect to such Series of Shelf Notes, in the case of a Series of Shelf Notes.

1.5         Section 5.14 of the Note Agreement is hereby amended by inserting a new sentence at the beginning thereof which shall read as follows:

The Company will apply the proceeds of the sale of the Series C Notes to refinance existing Debt of the Company and its Subsidiaries and for other general corporate purposes.

1.6         Section 8.1 of the Note Agreement is hereby amended by inserting a new Section 8.1(e) which shall read as follows:

(e)         Scheduled Prepayment of the Series C Notes. On January 31, April 30, July 31 and October 31 of each year beginning with April 30, 2025 and ending with October 31, 2028, the Company will prepay $6,250,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series C Notes at par and without payment of the Make-Whole Amount or any premium, provided any partial prepayment of the Series C Notes pursuant to Section 8.1(d) or Section 8.2 shall be applied in satisfaction of the required payments of principal thereof (including the required payment of principal due upon the maturity thereof) becoming due under this Section 8.1(e) in the inverse order of their scheduled due dates and provided further that upon any prepayment or purchase of the Series C Notes pursuant to Section 8.5 or 8.7 the principal amount of each required prepayment of the Series C Notes becoming due under this Section 8.1(e) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series C Notes is reduced as a result of such prepayment or purchase. The remaining outstanding principal amount of the Series C Notes, together with any accrued and unpaid interest thereon, shall become due on January 31, 2029.

1.7         Section 9.11(b) of the Note Agreement is hereby amended by amending and restating the first parenthetical clause thereof in its entirety to read as follows:

(including but not limited to the holders of the Series A Notes, Series B Notes and Series C Notes)

1.8         Section 13.2 of the Note Agreement is hereby amended by amending and restating the second sentence thereof in its entirety to read as follows:

Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), in the case of a Series A Note, in the form of Exhibit 1(b), in the case of a Series B Note, in the form of Exhibit 1(d), in the case of a Series C Note, or in the form of Exhibit 1(c), in the case of a Shelf Note.

1.9         Section 14.2 of the Note Agreement is hereby amended by amending and restating the first parenthetical clause thereof in its entirety to read as follows:

(in the case of the Series A Notes, the Series B Notes and the Series C Notes)

1.10       Clause (i) of Section 18.1 of the Note Agreement is hereby amended by amending and restating the first parenthetical clause thereof in its entirety to read as follows:

(in the case of Prudential or the Purchasers of the Series A Notes, the Series B Notes and the Series C Notes)

1.11       Section 22.9 of the Note Agreement is hereby amended and restated in its entirety to read as follows:

Section 22.9          Transaction References.  The Company agrees that Prudential and Prudential Private Capital may (a) refer to its role in establishing the Facility, as well as the identity of the Company, the Series A Notes, the Series B Notes and the Series C Notes and the maximum aggregate principal amount of the Notes and the date on which the Facility was established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

1.12       Schedule B to the Note Agreement is amended by adding, or amending and restating, as applicable, the following definitions:

“Closing Day” means, with respect to (i) the Series C Notes, January 31, 2020, and (ii) any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (a) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (b) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.3, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2.2(g)(3), means the Rescheduled Closing Day with respect to such Accepted Note.

“Purchasers” shall have the meaning given in the address block of this Agreement. and, with respect to the Series C Notes, the Series C Purchasers and, with respect to any Accepted Notes, the Prudential Affiliate(s) which are purchasing such Accepted Notes.

“Series A Note” is defined in Section 1.2(a).

“Series B Note” is defined in Section 1.2(b).

“Series C Note” is defined in Section 1.2(c).

“Series C Purchasers” means the Prudential Affiliates purchasing the Series C Notes on the Closing Day of the Series C Notes.

1.13       Schedule A to the Note Agreement is hereby amended by adding the information set forth on Schedule 1 attached hereto to the end of such Schedule A.

1.14       The Note Agreement is hereby amended by adding a new Exhibit 1(d) which shall read as set forth on Exhibit 1(d) attached hereto.

SECTION 2.	ISSUANCE AND SALE OF THE SERIES C NOTES; CLOSING.

Subject to the terms and conditions of this First Amendment and the Note Agreement, the Company will issue and sell to each Series C Purchaser and each Series C Purchaser will purchase from the Company, on the Closing Day referred to below, Series C Notes in the principal amount and of the respective series specified opposite such Series C Purchaser’s name in Schedule 1 attached hereto at the purchase price of 100% of the principal amount thereof.  The Series C Purchasers’ obligations hereunder are several and not joint obligations and no Series C Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.  The sale and purchase of the Series C Notes to be purchased by each Series C Purchaser shall occur at the offices of Schiff Hardin LLP, 233 S. Wacker Drive, Suite 7100, Chicago, Illinois 60606, at 10:00 A.M. Chicago time, at a closing (the “Series C Closing”) on January 31, 2020 (the day of the Series C Closing being the “Series C Closing Day”).  At the Series C Closing, the Company will deliver to each Series C Purchaser the Series C Notes to be purchased by such Series C Purchaser in the form of a single Series C Note (or such greater number of Series C Notes in denominations of at least $100,000 as such Series C Purchaser may request) dated the date of the Series C Closing and registered in such Series C Purchaser’s name (or in the name of its nominee), against delivery by such Series C Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the funding instructions delivered pursuant to Section 5(m).  If at the Series C Closing the Company shall fail to tender such Series C Notes to any Series C Purchaser as provided above in this Section 2, or any of the conditions specified in Section 5 shall not have been fulfilled to such Series C Purchaser’s satisfaction, such Series C Purchaser shall, at its election, be relieved of all further obligations under this First Amendment, without thereby waiving any rights such Series C Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 3.	REPRESENTATIONS AND WARRANTIES.

3.1         To induce Prudential and the Noteholders to execute and deliver this First Amendment and the Series C Purchasers to purchase the Series C Notes (which representations shall survive the execution and delivery of this First Amendment and the issuance and sale of the Series C Notes), the Company and each Subsidiary Guarantor represents and warrants to the Noteholders that:

(a)          this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws and equitable principles relating to or limiting creditors’ rights generally;

(b)         the Note Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws and equitable principles relating to or limiting creditors’ rights generally;

(c)         each Series C Note has been duly authorized, executed and delivered by the Company and each Series C Note constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(d)         the execution, delivery and performance by the Company of this First Amendment and the issuance and sale of the Series C Notes by the Company (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation applicable to the Company or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which it is a party or by which its properties or assets are or may be bound or affected, including without limitation the Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under, or except as contemplated pursuant to Section 4(b) below require any consent or approval under, any indenture, deed of trust, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(d);

(e)        upon giving effect to the amendments to the Note Agreement contained in this First Amendment, all the representations and warranties contained in Section 5 of the Note Agreement and in the other Transaction Documents are true and correct in all material respects with the same force and effect as if made by the Company and the Subsidiary Guarantors on and as of the date hereof; and

(f)           upon giving effect to the amendments to the Note Agreement contained in this First Amendment, no Default or Event of Default shall be in existence.

3.2         Each Series C Purchaser severally represents and warrants that each representation and warranty set forth in Section 6 of the Note Agreement is true and correct as of the date of execution and delivery of this First Amendment by such Series C Purchaser with the same effect as if made on such date.

SECTION 4.	CONDITIONS TO EFFECTIVENESS.

This First Amendment shall not become effective until, and shall become effective on the date (the “Effective Date”) when, each and every one of the following conditions shall have been satisfied:

(a)          Executed counterparts of this First Amendment, duly executed by the Company, the Subsidiary Guarantors, Prudential and the Noteholders, shall have been delivered to Prudential and the Noteholders;

(b)         The Second Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of November 15, 2016, by and among the holders of the Notes, the Bank Agent, the Banks, and the Collateral Agent (as amended, amended and restated, supplemented or modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), and acknowledged by the Company, shall remain in full force and effect (it being understood that, subject to the satisfaction of all of the conditions set forth in this Section 4, each Series C Purchaser agrees to execute and deliver to the Collateral Agent a joinder to the Intercreditor Agreement in the form of Exhibit E thereto to the extent such Series C Purchaser is not already a party thereto).  Prudential and each Noteholder shall have received a fully-executed Reaffirmation and Agreement relating to the Intercreditor Agreement in form and substance satisfactory to Prudential and the Noteholders;

(c)          The representations and warranties of the Company and each Subsidiary Guarantor in this First Amendment and in each of the other Transaction Documents to which it is a party shall be correct when made and on the Effective Date; and

(d)        All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Noteholders, and the Noteholders shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

SECTION 5.	CONDITIONS TO ISSUANCE AND SALE OF THE SERIES C NOTES.

Each Series C Purchaser’s obligation to purchase and pay for the Series C Notes to be sold to such Series C Purchaser on the Effective Date is subject to the fulfillment to such Series C Purchaser’s satisfaction, prior to or on the Effective Date, of the following conditions:

(a)         Such Series C Purchaser shall have received the Series C Note or Series C Notes to be purchased by such Series C Purchaser as contemplated by this First Amendment, in each case, duly executed by the Company;

(b)         The Company shall have performed and complied with all agreements and conditions contained in this First Amendment and the Note Agreement required to be performed or complied with by it prior to or on the Effective Date, and upon giving effect to this First Amendment and the issuance and sale of the Series C Notes (and the application of the proceeds thereof as contemplated by Section 5.14 of the Note Agreement), no Default or Event of Default shall have occurred and be continuing;

(c)         Each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this First Amendment and the Subsidiary Guaranty required to be performed and complied with by it prior to or on the Effective Date, and upon giving effect to this First Amendment and the issuance and sale of the Series C Notes (and the application of the proceeds thereof as contemplated by Section 5.14 of the Note Agreement), no Default or Event of Default shall have occurred and be continuing;

(d)          The Company shall have delivered to such Series C Purchaser an Officer’s Certificate, dated the Effective Date, certifying that the conditions specified in Sections 4(c), 5(b) and 5(o) have been fulfilled;

(e)          Each Subsidiary Guarantor shall have delivered to such Series C Purchaser a certificate of an authorized officer, dated the Effective Date, certifying that the conditions set forth in Section 4(c), 5(c) and 5(o) have been fulfilled;

(f)          The Company shall have delivered to such Series C Purchaser a certificate of its Secretary or Assistant Secretary, dated the Effective Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series C Notes, this First Amendment and the other Transaction Documents to which it is a party;

(g)         Each Subsidiary Guarantor shall have delivered to such Series C Purchaser a certificate of its Secretary or Assistant Secretary, dated the Effective Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this First Amendment, the Subsidiary Guaranty and the other Transaction Documents to which it is a party;

(h)        Such Series C Purchaser shall have received opinions in form and substance reasonably satisfactory to such Series C Purchaser, dated the Effective Date (i) from Foley & Lardner LLP, counsel for the Company and any Subsidiary Guarantors, substantially in the form set forth in Exhibit 4.2(d) to the Note Agreement and covering such other matters incident to the transactions contemplated hereby as such Series C Purchaser or their counsel may reasonably request (and the Company hereby instructs their counsel to deliver such opinion to the Series C Purchasers) and (ii) from Schiff Hardin LLP, the Series C Purchasers’ special counsel in connection with such transactions, covering such matters incident to such transactions as such Series C Purchaser may reasonably request;

(i)          On the Effective Date such Series C Purchaser’s purchase of Series C Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Series C Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Series C Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Series C Purchaser, such Series C Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Series C Purchaser may reasonably specify to enable such Series C Purchaser to determine whether such purchase is so permitted;

(j)         Each Series C Purchaser shall have received evidence satisfactory to it that concurrently with the issuance of the Series C Notes, the aggregate outstanding principal amount of the Series A Notes and all accrued and unpaid interest thereon will be repaid in full together with the Make-Whole Amount payable in connection therewith;

(k)          Contemporaneously with the Effective Date, the Company shall sell to each other Series C Purchaser, and each other Series C Purchaser shall purchase the Series C Notes to be purchased by it as specified in this First Amendment;

(l)          Without limiting the provisions of Section 15.1 of the Note Agreement or Section 6 of this First Amendment, the Company shall have paid on or before the Effective Date the fees, charges and disbursements of special counsel to the Series C Purchasers referred to in Section 5(h) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date;

(m)         At least three Business Days prior to the Effective Date, such Series C Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (iii) the account name and number into which the purchase price for the Series C Notes to be purchased at the Series C Closing is to be deposited and (iv) a contact at such bank and at the Company for purposes of confirming such account information;

(n)         A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series C Notes;

(o)         Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5 of the Note Agreement, in each case, to the extent prohibited by the Note Agreement prior to the Effective Date;

(p)          Each Subsidiary required under the Note Agreement to be a party to the Subsidiary Guaranty as of the Effective Date shall have executed and delivered the Subsidiary Guaranty, or a joinder thereto, in form and substance reasonably satisfactory to such Series C Purchaser, and the Subsidiary Guaranty shall be in full force and effect with respect to such Subsidiary, and such Subsidiary shall have complied with all other applicable provisions of Section 9.8 of the Note Agreement or, to the extent a Subsidiary is already party to the Subsidiary Guaranty, each such Subsidiary Guarantor shall have executed and delivered a Confirmation of Guaranty;

(q)          All Collateral Documents requested by any Series C Purchaser or the Collateral Agent, in each case in form and substance reasonably satisfactory to such Series C Purchaser and duly executed on behalf of all parties thereto, granting to the Collateral Agent for the benefit of the Secured Parties the Collateral and support intended to be provided pursuant to Section 9.9 of the Note Agreement, shall be in full force and effect, together with such other agreements and documents, and the satisfaction of such other conditions as may be reasonably required by such Series C Purchaser or the Collateral Agent in connection therewith; and

(r)         All corporate proceedings in connection with the transactions contemplated by this First Amendment and the issuance and sale of the Series C Notes and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Series C Purchaser and its special counsel, and such Series C Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Series C Purchaser or such special counsel may reasonably request.

SECTION 6.	EXPENSES.

The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any Noteholder, all reasonable and documented out-of-pocket costs and expenses, including reasonable, documented and invoiced attorneys’ fees and expenses of one special counsel for all of the Series C Purchasers and each of the other Noteholders, incurred by any Noteholder in connection with this First Amendment or the transactions contemplated hereby, in enforcing any rights under this First Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this First Amendment or the transactions contemplated hereby.  The obligations of the Company under this Section 6 shall survive transfer by any Noteholder of any Note and payment of any Note.

SECTION 7.	REAFFIRMATION.

Each Subsidiary Guarantor hereby consents to the terms and conditions of this First Amendment, including without limitation all covenants, representations and warranties, releases, indemnifications, and all other terms and provisions hereof, and the consummation of the transactions contemplated hereby, and acknowledges that its Guaranty under the Subsidiary Guaranty and its obligations under all other Transaction Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 8.	MISCELLANEOUS.

8.1         This First Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.  The Company and the Subsidiary Guarantors acknowledge and agree that no holder is under any duty or obligation of any kind or nature whatsoever to grant the Company any additional amendments or waivers of any type, whether or not under similar circumstances, and no course of dealing or course of performance shall be deemed to have occurred as a result of the amendments herein.

8.2         Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

8.3         The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

8.4         This First Amendment shall be governed by and construed in accordance with New York law.

8.5        The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

* * * * *

MODINE MANUFACTURING COMPANY

By:
Name:
Title:

MODINE CIS HOLDING, INC.

By:
Name:
Title:

MODINE GRENADA LLC

By:
Name:
Title:

[Signature Page - First Amendment to Second Amended and Restated Note Purchase and Private Shelf Agreement]

ACCEPTED AND AGREED TO:

PGIM, INC.

By:
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
PRUDENTIAL ARIZONA REINSURANCE TERM COMPANY

By:	PGIM, Inc.,
as investment manager

By:
Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
PRUCO LIFE INSURANCE COMPANY

By:
Assistant Vice President

[Signature Page - First Amendment to Second Amended and Restated Note Purchase and Private Shelf Agreement]

PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST

By:	Prudential Arizona Reinsurance Universal Company, as Grantor

By:	PGIM, Inc., as investment manager

By:
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY
PRUDENTIAL TERM REINSURANCE COMPANY

By:	PGIM, Inc., as investment manager

By:
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.
THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:	Prudential Investment Management Japan Co., Ltd., as Investment Manager

By:	PGIM, Inc., as Sub-Adviser

By:
Vice President

[Signature Page - First Amendment to Second Amended and Restated Note Purchase and Private Shelf Agreement]

Schedule 1 to First Amendment

INFORMATION RELATING TO PURCHASERS

PURCHASER SCHEDULE
Modine Manufacturing Company
5.85% Senior Notes due 31 January 2029

			Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST		$1,740,000.00	$1,740,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

	Beneficiary Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Beneficiary Address:	214 N. Tryon St 26th Floor Charlotte, NC 28201

	Primary Bank Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Primary ABA Number:	091000022

	Account Name:	Paying Agent DDA - Modine Manufacturing Co

	Account Number:	104791306624

	FFC:	185025-700

(2)	Address for all communications and notices:

PAR U Hartford Life & Annuity Comfort Trust
c/o Prudential Private Capital
Two Prudential Plaza 180 N. Stetson Ave., Suite 5600 Chicago, IL 60601

Attention: Managing Director
cc: Vice President and Corporate Counsel

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

PAR U Hartford Life & Annuity Comfort Trust
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention:  PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

	(a)	Send physical security by nationwide overnight delivery service to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager

	(b)	Send copy by email to:

Melody Cross melody.cross@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 45-2941561

PURCHASER SCHEDULE
Modine Manufacturing Company
5.85% Senior Notes due 31 January 2029

			Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	PRUCO LIFE INSURANCE COMPANY		$3,925,000.00	$3,925,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

	Beneficiary Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Beneficiary Address:	214 N. Tryon St 26th Floor Charlotte, NC 28201

	Primary Bank Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Primary ABA Number:	091000022

	Account Name:	Paying Agent DDA - Modine Manufacturing Co

	Account Number:	104791306624

	FFC:	185025-700

(2)	Address for all communications and notices:

Pruco Life Insurance Company
c/o Prudential Private Capital
Two Prudential Plaza 180 N. Stetson Ave., Suite 5600 Chicago, IL 60601

Attention: Managing Director
cc: Vice President and Corporate Counsel

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Pruco Life Insurance Company
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention:  PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

	(a)	Send physical security by nationwide overnight delivery service to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager

	(b)	Send copy by email to:

Melody Cross melody.cross@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 22-1944557

PURCHASER SCHEDULE
Modine Manufacturing Company
5.85% Senior Notes due 31 January 2029

			Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION		$15,000,000.00	$15,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

	Beneficiary Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Beneficiary Address:	214 N. Tryon St 26th Floor Charlotte, NC 28201

	Primary Bank Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Primary ABA Number:	091000022

	Account Name:	Paying Agent DDA - Modine Manufacturing Co

	Account Number:	104791306624

	FFC:	185025-700

(2)	Address for all communications and notices:

Prudential Annuities Life Assurance Corporation
c/o Prudential Private Capital
Two Prudential Plaza 180 N. Stetson Ave., Suite 5600 Chicago, IL 60601

Attention: Managing Director
cc: Vice President and Corporate Counsel

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Prudential Annuities Life Assurance Corporation
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention:  PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

	(a)	Send physical security by nationwide overnight delivery service to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager

	(b)	Send copy by email to:

Melody Cross melody.cross@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 06-1241288

PURCHASER SCHEDULE
Modine Manufacturing Company
5.85% Senior Notes due 31 January 2029

			Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY		$23,480,000.00	$23,480,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

	Beneficiary Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Beneficiary Address:	214 N. Tryon St 26th Floor Charlotte, NC 28201

	Primary Bank Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Primary ABA Number:	091000022

	Account Name:	Paying Agent DDA - Modine Manufacturing Co

	Account Number:	104791306624

	FFC:	185025-700

(2)	Address for all communications and notices:

Prudential Legacy Insurance Company of New Jersey
c/o Prudential Private Capital
Two Prudential Plaza 180 N. Stetson Ave., Suite 5600 Chicago, IL 60601

Attention: Managing Director
cc: Vice President and Corporate Counsel

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Prudential Legacy Insurance Company of New Jersey
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention:  PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

	(a)	Send physical security by nationwide overnight delivery service to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager

	(b)	Send copy by email to:

Melody Cross melody.cross@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 27-2457213

PURCHASER SCHEDULE
Modine Manufacturing Company
5.85% Senior Notes due 31 January 2029

			Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	PRUDENTIAL TERM REINSURANCE COMPANY		$1,040,000.00	$1,040,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

	Beneficiary Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Beneficiary Address:	214 N. Tryon St 26th Floor Charlotte, NC 28201

	Primary Bank Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Primary ABA Number:	091000022

	Account Name:	Paying Agent DDA - Modine Manufacturing Co

	Account Number:	104791306624

	FFC:	185025-700

(2)	Address for all communications and notices:

Prudential Term Reinsurance Company
c/o Prudential Private Capital
Two Prudential Plaza 180 N. Stetson Ave., Suite 5600 Chicago, IL 60601

Attention: Managing Director
cc: Vice President and Corporate Counsel

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Prudential Term Reinsurance Company
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention:  PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

	(a)	Send physical security by nationwide overnight delivery service to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager

	(b)	Send copy by email to:

Melody Cross melody.cross@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 46-4641980

PURCHASER SCHEDULE
Modine Manufacturing Company
5.85% Senior Notes due 31 January 2029

			Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	THE GIBRALTAR LIFE INSURANCE CO., LTD.		$39,100,000.00	$39,100,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

	Beneficiary Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Beneficiary Address:	214 N. Tryon St 26th Floor Charlotte, NC 28201

	Primary Bank Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Primary ABA Number:	091000022

	Account Name:	Paying Agent DDA - Modine Manufacturing Co

	Account Number:	104791306624

	FFC:	185025-700

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Private Capital
Two Prudential Plaza 180 N. Stetson Ave., Suite 5600 Chicago, IL 60601

Attention: Managing Director
cc: Vice President and Corporate Counsel

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

The Gibraltar Life Insurance Co., Ltd.
2-13-10, Nagata-cho Chiyoda-ku,
Tokyo 100-8953, Japan

Attention:  Osamu Egi, Team Leader of Investment Administration Team

and e-mail copy to:

Mail.GIB-SecOpsGA@gib-life.co.jp

(3)	Address for Delivery of Notes:

	(a)	Send physical security by nationwide overnight delivery service to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager

	(b)	Send copy by email to:

Melody Cross melody.cross@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 98-0408643

PURCHASER SCHEDULE
Modine Manufacturing Company
5.85% Senior Notes due 31 January 2029

			Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA		$5,315,000.00	$5,315,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

	Beneficiary Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Beneficiary Address:	214 N. Tryon St 26th Floor Charlotte, NC 28201

	Primary Bank Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Primary ABA Number:	091000022

	Account Name:	Paying Agent DDA - Modine Manufacturing Co

	Account Number:	104791306624

	FFC:	185025-700

(2)	Address for all communications and notices:

The Prudential Insurance Company of America
c/o Prudential Private Capital
Two Prudential Plaza 180 N. Stetson Ave., Suite 5600 Chicago, IL 60601

Attention: Managing Director
cc: Vice President and Corporate Counsel

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

The Prudential Insurance Company of America
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention:  PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

	(a)	Send physical security by nationwide overnight delivery service to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager

	(b)	Send copy by email to:

Melody Cross melody.cross@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 22-1211670

PURCHASER SCHEDULE
Modine Manufacturing Company
5.85% Senior Notes due 31 January 2029

			Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.		$10,400,000.00	$10,400,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

	Beneficiary Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Beneficiary Address:	214 N. Tryon St 26th Floor Charlotte, NC 28201

	Primary Bank Name:	U.S. Bank as Paying Agent for Prudential as Admin Agent

	Primary ABA Number:	091000022

	Account Name:	Paying Agent DDA - Modine Manufacturing Co

	Account Number:	104791306624

	FFC:	185025-700

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Private Capital
Two Prudential Plaza 180 N. Stetson Ave., Suite 5600 Chicago, IL 60601

Attention: Managing Director
cc: Vice President and Corporate Counsel

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

The Prudential Life Insurance Company, Ltd.
2-13-10, Nagatacho
Chiyoda-ku, Tokyo 100-0014, Japan

Attention:  Kazuhito Ashizawa, Team Leader of Investment
            Administration Team
E-mail:  kazuhito.ashizawa@prudential.co.jp

and e-mail copy to:

Attention:  Kohei Imamura, Manager of Investment
            Administration Team
E-mail:  kohei.imamura@prudential.co.jp

(3)	Address for Delivery of Notes:

	(a)	Send physical security by nationwide overnight delivery service to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager

	(b)	Send copy by email to:

Melody Cross melody.cross@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 98-0433392

Exhibit 1(d) to First Amendment

[Form Of Series C Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, UNLESS SO REGISTERED, MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR IF SAID ACT DOES NOT APPLY.

MODINE MANUFACTURING COMPANY

5.85% Secured Senior Note, Series C, due January 31, 2029

No. RC-[__________________]	[Date]

$[_______________]	PPN _______

FOR VALUE RECEIVED, the undersigned, MODINE MANUFACTURING COMPANY, a corporation organized and existing under the laws of the State of Wisconsin  (herein called the “Company”), hereby promises to pay to ______________________, or registered assigns, the principal sum of _______________ DOLLARS on January 31, 2029, with interest (computed on the basis of a 360-day year-30-day month) (a) on the unpaid balance thereof at the rate of 5.85% per annum (or during any period when an Event of Default shall be in existence, at the election of the Required Holders of the Series C Notes, at the Default Rate (as defined below)) from the date hereof, payable quarterly on the last day of January, April, July and October in each year, commencing with the January 31, April 30, July 31 or October 31 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Make-Whole Amount and, to the extent permitted by applicable law, any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.  The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 7.85% or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Make-Whole Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) under the Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of August 6, 2019 (as amended from time to time, herein called the “Agreement”), between the Company, on the one hand, and PGIM, Inc., the Existing Holders named therein, and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

This Note is secured by, and entitled to the benefits of, the Collateral Documents and may from time to time be guaranteed pursuant to one or more Subsidiary Guaranties executed by certain guarantors.  Reference is made to the Collateral Documents for a statement concerning the terms and conditions governing the collateral security for the obligations of the Company hereunder and reference is made to such Subsidiary Guaranties for a statement concerning the terms and conditions governing such guarantee of the obligations of the Company hereunder.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except, in each case, to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

MODINE MANUFACTURING COMPANY

By:
Title: